UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: (Date of Earliest Event Reported): August 14, 2023

THE ARENA GROUP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

delaware	001-12471	68-0232575
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 VESEY STREET, 24TH FLOOR
NEW YORK, new york	10281
(Address of principal executive offices)	(Zip code)

212-321-5002

(Registrant’s telephone number including area code)

(Former name or former address if changed since last report)

Securities registered pursuant in Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AREN	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On August 15, 2023, The Arena Group Holdings, Inc. (the “Company”) entered into the First Amendment, effective as of August 1, 2023 (the “Amendment”), to the Executive Employment Agreement, dated February 16, 2021, by and between the Company and its President, Media, Henry Robertson Barrett (the “Barrett Employment Agreement”). Pursuant to the terms of the Amendment, (i) Mr. Barrett’s annual salary was increased from $400,000 to $500,000 effective August 1, 2023; (ii) Mr. Barrett shall receive a signing bonus in the amount of $150,000 (less applicable taxes and withholdings), of which $100,000 was payable on or before August 15, 2023 and the balance of $50,000 shall be paid on or before October 15, 2023; and (iii) the Company will grant Mr. Barrett a to be determined amount of options, restricted stock units or restricted stock awards, as to be agreed upon by the board of directors of the Company and its Chief Executive Officer.

Additionally, on August 14, 2023, the Company entered into severance side letter agreements with each of its Chief Financial Officer, Douglas B. Smith (the “Smith Severance Agreement”) and Mr. Barrett (the “Barrett Severance Agreement” and together with the Smith Severance Agreement, the “Severance Agreements”, and Mr. Barrett and Mr. Smith, the “Affected Executives”).

The Severance Agreements provide that if the Company terminates an Affected Executive without Cause (as defined in his employment agreement with the Company), or an Affected Executive terminates his employment for Good Reason (as defined in his employment agreement with the Company) within twenty-four (24) months following a Change in Control (as defined in the 2022 Stock and Equity Compensation Plan), then the Affected Executive will be entitled to receive an amount equal to twelve (12) months of his annual salary as a severance payment (the “Severance Payment”). The Severance Payment shall be payable as salary continuation (less all applicable tax withholdings and deductions) over a twelve (12) month period in accordance with the Company’s regular payroll schedule. The Severance Payment shall be in addition to any payments and benefits an Affected Executive, is entitled to receive under the terms of his employment agreement with the Company and shall be subject to the Affected Executive’s delivery of an effective release of claims against the Company.

The above descriptions of the Amendment, Smith Severance Agreement and Barrett Severance Agreement do not purport to be complete and are subject to, and qualified in its entirety by reference to, the full text of such documents, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 18, 2023	THE ARENA GROUP HOLDINGS, INC.

	By:	/s/ Douglas B. Smith
	Name:	Douglas B. Smith
	Title:	Chief Financial Officer